Exhibit 99.2

Third Quarter 2010 Earnings Presentation October 28, 2010

Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of NASDAQ, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Agenda Overview Financial Highlights Segment Highlights Outlook and Summary Questions and Answers Appendix

Third Quarter Results Summary Sales up 22% vs. Q3 2009 Double-digit percentage sales increases in all segments Continued to gain market share in several businesses Investments in new products and markets showing results Improved earnings driven by better operating performance and permanently lowered fixed cost structure Continued margin expansion supported by productivity initiatives Improvement in working capital levels as a percentage of sales Continued focus on free cash flow and debt reduction Demonstrating sustainable momentum across our businesses.

Third Quarter Highlights Several commercial successes will yield future growth Increased focus on business development in non-U.S. markets Global Sourcing Organization gaining traction and driving results Signed agreement to acquire South Texas Bolt & Fitting Executing strategic imperatives and positioning TriMas for future success.

Third Quarter Financial Highlights

Third Quarter Summary

(from continuing operations)		Q3 2010		Q3 2009	% Chg
Revenue	$	247.9	$	203.0	22.1%
Gross Profit	$	74.5	$	58.2	28.0%
Gross Profit Margin		30.1%		28.7%	140 bps
Adjusted EBITDA[(1)]	$	42.0	$	32.6	29.0%
Excl. Total Special Items, Adjusted EBITDA would have been:	$	42.0	$	33.5	25.4%
Excl. Total Special Items, Adjusted EBITDA margin would have been:		17.0%		16.5%	50 bps
Income	$	12.8	$	7.2	78.5%
Excl. Total Special Items, Income would have been:	$	12.8	$	8.2	55.6%
Diluted earnings per share	$	0.37	$	0.21	76.2%
Excl. Total Special Items, diluted EPS would have been:	$	0.37	$	0.24	54.2%
Free Cash Flow[(1)]	$	18.3	$	44.4	-58.8%
Debt and A/R Securitization	$	499.4	$	526.0	-5.1%

- Sales improved 22% as a result of improving end market demand and execution of growth initiatives
  - All segments reported double-digit percentage sales increase compared to Q3 2009
- Productivity efforts continue to drive enhanced profitability and margins
  - Gross profit and Adjusted EBITDA margins improved 140 and 50 bps, respectively, compared to Q3 2009
- Income and EPS increased over 50%, compared to Q3 2009
- Q3 2010 Free Cash Flow of $18.3 million
- Continued debt reduction and increased liquidity – Ended Q3 with $46.5 million of cash

TriMas Corporation

[(1)] "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

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Third Quarter Summary Sales improved 22% as a result of improving end market demand and execution of growth initiatives All segments reported double-digit percentage sales increase compared to Q3 2009 Productivity efforts continue to drive enhanced profitability and margins Gross profit and Adjusted EBITDA margins improved 140 and 50 bps, respectively, compared to Q3 2009 Income and EPS increased over 50%, compared to Q3 2009 Q3 2010 Free Cash Flow of $18.3 million Continued debt reduction and increased liquidity – Ended Q3 with $46.5 million of cash (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Revenue $ 247.9 $ 203.0 22.1% Gross Profit $ 74.5 $ 58.2 28.0% Gro ss P ro fit Margin 30.1% 28.7% 140 bps Adjusted EBITDA(1) $ 42.0 $ 32.6 29.0% Excl. Total Special Items, Adjusted EBITDA would have been: $ 42.0 $ 33.5 25.4% Excl. Total Special Items, Adjusted EB ITDA margin would have been: 17.0% 16.5% 50 bps Income $ 12.8 $ 7.2 78.5% Excl. Total Special Items, Income would have been: $ 12.8 $ 8.2 55.6% Diluted earnings per share $ 0.37 $ 0.21 76.2% Excl. Total Special Items, diluted EPS would have been: $ 0.37 $ 0.24 54.2% Free Cash Flow (1) $ 18.3 $ 44.4 -58.8% Debt and A/R Securitization $ 499.4 $ 526.0 -5.1% (from continuing operations) Q3 2010 Q3 2009 %Chg

Margin Improvements



Margins (excl. Special Items)[1]
14.5%
16.5%
17.0%
11.1%
11.8%
13.3%
Q3 2008
Q3 2009
Q3 2010
Op Income Margin
Adj EBITDA Margin

Comments:

- Productivity initiatives improve margins over time
- Operating profit and Adjusted EBITDA margins improved 150 and 50 bps, respectively, compared to Q3 2009
- Q3 2010 margin levels are higher than Q3 2008 levels, despite approximately $11M higher sales in Q3 2008
- Each business has plans in place to achieve material, labor and overhead productivity

Continued expansion of margins, despite tougher comparables.

TriMas Corporation

[1] Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

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Global Sourcing Organization Initiatives Implemented cross-SBU teams led by GSO. Sourcing 100+ on-going projects totaling more than $30 million in annual spend Implementation of continuous improvement at suppliers Diversify supplier base across multiple low-cost countries Best practice sharing National Contracts / Aggregation All-TriMas functional teams to focus on ideas Focus areas include: Freight and Logistics Corrugated Packaging Raw Materials Energy Travel & Office Supplies Compliance Costs Office Supplies Forklifts and other equipment Temporary Labor Emerging Market Development Provide organizational support with resources in new geographies Develop market research Include top-line ideas, as well as import and export strategies Bridge cultural differences and build global relationships

Working Capital Comments: Operating working capital at 15.2% of LTM sales vs. 15.9% at Q3 2009, due to lower inventory levels relative to sales Continued improvement expected due to enhanced focus on asset efficiencies 15.2% of Sales 15.9% of Sales Continued lean initiatives will drive permanent process change and working capital reductions.  $200 $175 $150 $125 $100 $75 2008 2009 2010 Q1 Q2 Q3 Q4

Capitalization (Dollars in thousands) As of September 30, 2010, TriMas had $195.7 million of cash and available liquidity under its revolving credit and receivables facilities. September 30, December 31, 2010 2009 Cash and Cash Equivalents 46,510 $ 9,480 $ Term loan 249,600 251,580 Revolving credit facilities - 5,100 Non-U.S. bank debt and other 4,520 12,890 254,120 269,570 9 3/4% senior secured notes, due December 2017 245,300 244,980 A/R Facility Borrowings -$ -$ Total Debt 499,420 $ 514,550 $ Key Ratios: Bank LTM EBITDA 155,460 $ 138,450 $ Interest Coverage Ratio 3.25 x 3.13 x Leverage Ratio 3.21 x 3.68 x Bank Covenants: Minimum Interest Coverage Ratio 2.00 x 2.20 x Maximum Leverage Ratio 5.00 x 4.50 x

Segment Highlights

Packaging Results: Sales growth in industrial closure and specialty dispensing products Increased sales volumes and productivity actions improved Adjusted EBITDA and operating profit Q3 2010 operating profit margin improved approximately 520 basis points compared to Q3 2009 ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Key Initiatives: Target specialty dispensing products in higher growth end markets Pharmaceutical and medical Food and beverage Personal care Increase geographic coverage efforts in Europe & Asia Increase low-cost country sourcing and manufacturing Consider complementary bolt-on acquisitions Ensure new products continue to have barriers to entry

Energy ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased due to improved demand for engines, other well-site content and compression products, as well as specialty gaskets and related fastening hardware Positive conversion resulted due to higher sales volumes and cost reductions Q3 2010 operating profit margin improved approximately 130 basis points compared to Q3 2009 Key Initiatives: Faster expansion of business with major customers globally Agreement to acquire South Texas Bolt & Fitting by Lamons Expand complementary product lines at well-site and grow natural gas compression products Capitalize on shale and natural gas opportunities Better leverage installed manufacturing footprint in Asia – Increase low-cost country sourcing

Aerospace & Defense Key Initiatives: Expand aerospace fastener product lines to increase content and applications per aircraft Drive ongoing Lean initiatives to lower working capital and reduce costs Leverage and develop existing defense customer relationships Consider complementary bolt-on acquisitions ($ in millions) Results: Increased sales in defense business and improved demand from aerospace distribution customers Operating profit increased slightly as a result of increased sales and lower SG&A, largely offset by unfavorable product mix and unfavorable absorption of fixed costs in the aerospace business Expectations of ramp-up from large frame, composite aircraft (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

Engineered Components ($ in millions) Key Initiatives: Develop additional capabilities of cylinder business to capture new markets Integration of cylinder business acquisition Continue to reduce costs and improve working capital turnover Continue to expand product offering and geographies Expand specialty products for existing components and tooling markets (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased due to improved demand in industrial cylinder, specialty fittings and precision cutting tool businesses Positive impact of Q2 bolt-on acquisition in the cylinder business Adjusted EBITDA and operating profit increased in Q3 due to higher sales volumes and lower costs Operating profit margin improved approximately 330 basis points compared to Q3 2009

Cequent ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Results: Sales increased resulting from improvements in the North American towing, trailer and electrical products and retail businesses, as well as the favorable impact of currency exchange Adjusted EBITDA and operating profit increased due to significant cost reductions and productivity initiatives Q3 2010 operating profit margin increased 230 basis points compared to Q3 2009 Key Initiatives: Continue to aggressively reduce fixed costs and simplify the business Improve processes for better customer service and support Leverage strong brands for additional market share and cross-selling Continue to reduce working capital requirements

Outlook and Summary

TriMas 2010 Outlook As of 3/2/10 As of 4/29/10 As of 8/3/10 As of 10/28/10 Sales Growth 4% - 7% 5% - 9% 10% - 14% 15% - 17% Core growth 3% - 4% 3% - 4% 5% - 7% 7% - 8% New program/market share growth 1% - 3% 2% - 5% 5% - 6% 7% - 8% Bolt-on acquisitions 0% - 2% 0% - 2% 0.5% - 1% 1% - 1.5% Recurring Operating Profit Up 60 to 100 bps Up 80 to 120 bps Up 200 to 250 bps Up 250 to 300 bps Free Cash Flow(1) > $30 million $40 to $45 million $65 to $70 million $75 to $80 million Diluted EPS (excl. Special Items) > $0.60 $0.65 to $0.75 $0.90 to $1.00 $1.05 to $1.10 (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Full Year 2010 Outlook provided: Excluding Special Items, Company raises 2010 EPS outlook to a range of $1.05 to $1.10, an increase of at least 144% vs. 2009 EPS.

Strategic Aspirations High single-digit top-line growth Earnings growth faster than revenue growth 3% to 5% of total gross cost productivity gains annually – utilize savings to fund growth Invest in growth programs that deliver new products, new markets and expanded geographies Increase revenues in fastest growing markets Ongoing improvement in capital turns and all cycle times Continued decrease in leverage ratio Winning businesses grow revenue and earnings, despite slow markets. Strategic Aspirations and Plan are the foundation for 2011 Playbook

Questions & Answers

Appendix

Statement of Operations (Unaudited, dollars in thousands) Three months ended September 30, Nine months ended September 30, 2010 2009 2010 2009 Net sales $ 247,880 $ 202,970 $ 720,000 $ 612,560 Cost of sales (173,390) (144,770) (504,140) (457,720) Gross profit 74,490 58,200 215,860 154,840 Selling, general and administrative expenses (41,260) (37,070) (120,330) (112,240) Gain (loss) on dispositions of property and equipment (220) 20 (950) 180 Operating profit 33,010 21,150 94,580 42,780 Other income (expense), net: Interest expense (12,550) (10,750) (39,780) (34,530) Gain on extinguishment of debt 1,180 28,250 Gain on bargain purchase - 410 Other, net (200) (190) (1,250) (1,710) Other income (expense), net (12,750) (9,760) (40,620) (7,990) Income from continuing operations before income tax expense 20,260 11,390 53,960 34,790 Income tax expense (7,500) (4,240) (20,230) (13,190) Income from continuing operations 12,760 7,150 33,730 21,600 Income (loss) from discontinued operations, net of income tax benefit (expense) (40) (1,320) 5,850 (10,460) Net income $ 12,720 $ 5,830 $ 39,580 $ 11,140 Earnings per share - basic: Continuing operations $ 0.38 $ 0.21 $ 1.00 $ 0.64 Discontinued operations, net of income tax benefit (expense) (0.00) (0.04) 0.17 (0.31) Net income per share $ 0.38 $ 0.17 $ 1.17 $ 0.33 Weighted average common shares - basic 33,827,939 33,496,634 33,730,852 33,480,747 Earnings per share - diluted: Continuing operations $ 0.37 $ 0.21 $ 0.98 $ 0.64 Discontinued operations, net of income tax benefit (expense) (0.00) (0.04) 0.17 (0.31) Net income per share $ 0.37 $ 0.17 $ 1.15 $ 0.33 TRIMAS Weighted average common shares - diluted 34,512,820 34,007,846 34,380,188 33,752,210

Condensed Balance Sheet (Unaudited, dollars in thousands) Assets September 30, 2010 December 31, 2009 Current assets: Cash and cash equivalents $ 46,510 $ 9,480 Receivables, net of reserves 128,480 93,380 Inventories 149,130 141,840 Deferred income taxes 32,920 24,320 Prepaid expenses and other current assets 7,610 6,500 Assets of discontinued operations held for sale 4,250 - Total current assets 364,650 279,770 Property and equipment, net 161,620 162,220 Goodwill 194,850 196,330 Other intangibles, net 155,640 164,080 Other assets 22,740 23,380 Total assets $ 899,500 $ 825,780 Liabilities and Shareholders' Equity Current liabilities: Current maturities, long-term debt $ 6,940 $ 16,190 Accounts payable 108,370 92,840 Accrued liabilities 74,570 65,750 Liabilities of discontinued operations 1,070 Total current liabilities 189,880 175,850 Long-term debt 492,480 498,360 Deferred income taxes 67,180 42,590 Other long-term liabilities 45,120 47,000 Total liabilities 794,660 763,800 Total shareholders' equity 104,840 61,980 Total liabilities and shareholders' equity $ 899,500 $ 825,780

Reconciliation of Non-GAAP Measures Adjusted EBITDA[1] and Free Cash Flow[2]

(Unaudited)

(dollars in thousands)	Three months ended September 30, 2010	Three months ended September 30, 2009	Nine months ended September 30, 2010	Nine months ended September 30, 2009
Net income (loss)	$ 12,720	$ 5,830	$ 39,580	$ 11,140
Income tax expense	7,450	3,420	23,580	6,650
Interest expense	12,680	10,930	40,200	35,050
Debt extinguishment costs	-	150	-	1,140
Depreciation and amortization	9,220	10,580	28,270	33,410
Adjusted EBITDA, total company	42,070	30,910	131,630	87,390
Adjusted EBITDA, discontinued operations	40	(1,660)	9,650	(14,240)
Adjusted EBITDA, continuing operations	$ 42,030	$ 32,570	$ 121,980	$ 101,630
Special Items	-	2,290	-	9,510
Non-cash gross gain on extinguishment of debt	-	(1,330)	-	(29,390)
Cash interest	(5,710)	(3,630)	(27,710)	(25,460)
Cash taxes	(2,990)	(2,420)	(6,260)	(6,730)
Non-cash gain on bargain purchase	-	-	(410)	-
Capital expenditures	(5,840)	(4,430)	(11,090)	(10,820)
Changes in operating working capital	(8,760)	23,170	(22,140)	43,920
Free Cash Flow from operations before Special Items	18,730	46,220	54,370	82,660
Cash paid for Special Items	(460)	(2,470)	(2,450)	(6,900)
Net proceeds from sale of business and other assets	50	680	14,790	23,100
Free Cash Flow	$ 18,320	$ 44,430	$ 66,710	$ 98,860

[1] The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, debt extinguishment costs, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

[2] The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items and net proceeds from sale of businesses, less cash paid for interest, taxes and Special Items, capital expenditures and changes in operating working capital. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items, net, include those costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company's Free Cash Flow, as defined.

TRIMAS CORPORATION

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) (dollars in thousands, except per share amounts) Three months ended September 30, 2010 Income EPS Three months ended September 30, 2009 Income EPS Income and EPS from continuing operations, as reported $ 12,760 $ 0.37 $ 7,150 $ 0.21 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (1,780) (0.05) Excluding Special Items except gain on extinguishment of debt, income and EPS from continuing operations would have been $ 12, 760 $ 0.37 $ 8,930 $ 0.26 After-tax impact of gain on extinguishment of debt 730 0.02 Excluding Total Special Items, income and EPS from continuing operations would have been $ 12, 760 $ 0.37 $ 8,200 $ 0.24 Weighted-average shares outstanding at September 30, 2010 and 2009 34,512,820 34,007,846 (dollars in thousands, except per share amounts) Nine months ended Nine months ended September 30, 2010 September 30, 2009 Income EPS Income EPS Income and EPS from continuing operations, as reported $ 33,730 $ 0.98 $ 21,600 $ 0.64 After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (7,310) (0.22) Excluding Special Items except gain on extinguishment of debt, income and EPS from continuing operations would have been $ 33,730 $ 0.98 $ 28,910 $ 0.86 After-tax impact of gain on extinguishment of debt 17,570 0.52 Excluding Total Special Items, income and EPS from continuing operations would have been $ 33,730 $ 0.98 $ 11,340 $ 0.34 Weighted-average shares outstanding at September 30, 2010 and 2009 34,380,188 33,752,210

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (Unaudited) Three months ended September 30, Nine months ended September 30, (dollars in thousands) 2010 2009 2010 2009 Operating profit from continuing operations, as reported $ 33,010 $ 21,150 $ 94,580 $ 42,780 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $- (2,860) $ - $ (11,750) Excluding Special Items, operating profit from continuing operations would have been $ 33,010 $ 24,010 $ 94,580 $ 54,530 Three months ended September 30, Nine months ended September 30, (dollars in thousands) 2010 2009 2010 2009 Adjusted EBITDA from continuing operations, as reported $ 42,030 $ 32,570 $ 121,980 $ 101,630 Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs $ - $ (2,290) $ - $ (9,510) Excluding Special Items except gain on extinguishment of debt, Adjusted EBITDA from continuing operations would have been $ 42,030 $ 34,860 $ 121,980 $ 111,140 Gross gain on extinguishment of debt $ 1,330 $ - $ 29,390 $ - Excluding Total Special Items, Adjusted EBITDA from continuing operations would have been $ 42,030 $ 33,530 $ 121,980 $ 81,750

Company and Business Segment Financial Information – Cont. Ops (Unaudited, dollars in thousands) Three months ended September 30, Nine months ended September 30, 2010 2009 2010 2009 Packaging Net sales $ 44,490 $ 39,730 $ 133, 610 $ 106,130 Operating profit $ 13,140 $ 9,160 $ 38,480 $ 23,390 Adjusted EBITDA $ 16,010 $ 12,540 $ 47,350 $ 32760 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (480) $ - $ (480) Excluding Special Items , operating profit would have been: $ 13,140 $ 9,640 $ 38,480 $ 23,870 Excluding Special Items , Adjusted EBITDA would have been: $ 16,010 $ 13,020 $ 47,350 $ 33,240 Energy Net sales $ 47,440 $ 36,000 $ 135,080 $ 111,260 Operating profit $ 4,910 $ 3,200 $ 15,440 $ 9,380 Adjusted EBITDA $ 5,620 $ 3,950 $ 17,540 $ 11,730 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (30) $ - $ (240) Excluding Special Items , operating profit would have been: $ 4,910 $ 3,230 $ 15,440 $ 9,620 Excluding Special Items , Adjusted EBITDA would have been: $ 5,620 $ 3,980 $ 17,540 $ 11,970 Aerospace & Defense Net sales $ 19,170 $ 16,060 $ 53,470 $ 56,530 Operating profit $ 5,350 $ 5,190 $ 13,020 $ 18,410 Adjusted EBITDA $ 5,770 $ 5,760 $ 14,780 $ 20,180 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (10) $ - $ (140) Excluding Special Items , operating profit would have been: $ 5,350 $ 5,200 $ 13,020 $ 18,550 Excluding Special Items , Adjusted EBITDA would have been: $ 5,770 $ 5,770 $ 14,780 $ 20,320 Engineered Components Net sales $ 24,950 $ 15,100 $ 67,180 $ 48,570 Operating profit $ 2,690 $ 920 $ 8,430 $ 1,640 Adjusted EBITDA $ 3,760 $ 1,640 $ 11,410 $ 3,900 Special Items to consider in evaluating operating profit and Adjusted EBITDA: - Severance and business restructuring costs $ - $ (210) $ - $ (370) Excluding Special Items , operating profit would have been: $ 2690 $ 1,130 $ 8,430 $ 2010 Excluding Special Items , Adjusted EBITDA would have been: $ 3,760 $ 1,850 $ 11,410 $ 4,270

Company and Business Segment Financial Information – Cont. Ops (cont.) (Unaudited, dollars in thousands) Cequent Three months ended September 30, Nine months ended September 30, 2010 2009 2010 2009 $ 111,830 $ 96,080 $ 330,660 $ 290,070 Net sales Operating profit (loss) $ 13,430 $ 7,220 $ 37,600 $ 6,760 Adjusted EBITDA $ 17,320 $ 12, 200 $ 49,290 $ 21,700 Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs $ - $ (2,130) $ - $ (7,580) Excluding Special Items, operating profit (loss) would hale been: $ 13,430 $ 9,350 $ 37,600 $ 14,340 Special Items to consider in evaluating Adjusted EBITDA: - Severance and business restructuring costs $ - $ (1,560) $ - $ (5,340) Excluding Special Items, Adjusted EBITDA would have been: $ 17,320 $ 13,760 $ 49,290 $ 27,040 Corporate Expenses Operating loss $ (6,510) $ (4,540) $ (18,390) $ (16,800) Adjusted EBITDA $ (6,450) $ (3,520) $ (18,390) $ 11,360 Special Items to consider in evaluating operating loss: - Severance and business restructuring costs $ - $ - $ - $ (2,940) Excluding Special Items, operating loss would have been: $ (6,510) $ (4,540) $ (18,390) $ (13,860) Special Items to consider in evaluating Adjusted EBITDA: - Severance and business restructuring costs $ - $ - $ - $ (2,940) - Gain on extinguishment of debt $ - $ 1,330 $ - $ 29,390 Excluding Special Items, Adjusted EBITDA would have been: $ (6,450) $ (4,850) $ (18,390) $ (15,090) Total Company Net sales $ 247,880 $ 202,970 $ 720,000 $ 612,560 Operating profit $ 33,010 $ 21,150 $ 94,580 $ 42,780 Adjusted EBITDA $ 42,030 $ 32, 570 $ 121,980 $ 101,630 Total Special Items to consider in evaluating operating profit: $ (Z 860) $ $ (11,750) Excluding Special Items, operating profit would have been: $ 33,010 $ 24,010 $ 94,580 $ 54,530 Total Special Items to consider in evaluating Adjusted EBITDA: $ $ (960) $ $ 19,880 Excluding Special Items, Adjusted EBITDA would have been: $ 42,030 $ 33,530 $ 121,980 $ 81,750

LTM EBITDA as Defined in Credit Agreement (Unaudited, dollars in thousands) Reported net income for the twelve months ended September 30, 2010 $28,220 Interest expense, net (as defined) 50,880 Income tax expense 16,410 Depreciation and amortization 38,800 Extraordinary non-cash charges 3,270 Monitoring fees 2,890 Interest equivalent costs 310 Non-cash compensation expense 2,080 Other non-cash expenses or losses 4,420 Non-recurring expenses or costs for acquisition integration 70 Non-recurring expenses or costs for cost savings projects 5,520 Debt extinguishment costs 10,260 Negative EBITDA from discontinued operations 320 Permitted dispositions (8,830) Permitted acquisitions 840 Bank EBITDA - LTM Ended September 30, 2010 (1) $ 155,460 I (1) As defined in the Amended and Restated Credit Agreement dated December 16, 2009.